Limited Power of Attorney - Securities Law Compliance
The undersigned, as a director appointee of Viavi Solutions Inc. (the "Company"), hereby appoints the Company's Secretary, finance director, stock administrator, in-house attorneys, and each of them, his true and lawful attorney-in-fact and agent to 1) electronically complete a Form ID, including any attachments thereto to effect the assignment of codes, including but not limited to the CIK, CCC, PMAC and PW to the undersigned to be used in the transmission of information to the United States Securities and Exchange Commission ("SEC") using the EDGAR System, 2) complete and execute Forms 3, 4 and 5 and any other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and 3) to complete all acts necessary in order to file such forms with the Securities and Exchange Commission, securities exchange or national association, the Company or such other person or agency as the attorney shall deem appropriate.
The undersigned hereby ratifies and confirms all actions and filings that said attorneys and agents do or cause to be done by virtue hereof.
The authority of the attorneys-in-fact under this Limited Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5, or other forms with regard to the undersigned's ownership, acquisition or disposition of securities of the Company, unless earlier revoked in writing. The undersigned acknowledges that none of the attorneys-in-fact assumes any of the undersigned's responsibilities to comply with Section 16 of the Act and the rules and regulations promulgated thereunder, or any successor laws and regulations.
This limited power of attorney was executed on the date set forth below. /s/Doug Gilstrap
Signature
Doug Gilstrap
November 17, 2022